                                                                   EXHIBIT 23(i)



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-65199) and related Prospectus of Viragen, Inc. for the registration of 15,000,000 shares of its common stock and to the incorporation by reference therein of our report dated September 18, 1998, with respect to the consolidated financial statements of Viragen, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.



                                                     /s/ Ernst & Young, LLP


Miami, Florida
October 29, 1998